UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2006

TWC HOLDING LLC

(Exact name of registrant as specified in its charter)

Delaware	333-124826	59-3781176
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10825 Kenwood Road, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Cost Associated with Exit or Disposal Activities.

On February 6, 2006, TWC Holding LLC's wholly owned subsidiary, The Wornick Company (the "Company" on "Wornick") announced plans to discontinue its Assembly Operations in McAllen, Texas.  The Company will gradually shift the work currently performed at this location, in stages during the next several months, to the Greater Cincinnati Tri-State area.

The action is intended to position the Company’s production and assembly operations in closer geographic proximity, simplify logistics, reduce cost and improve product delivery and customer response times will occur over the next several months, as both facilities operate concurrently to ensure uninterrupted support to existing customers during the transition period.

Brian Lutes, Chief Financial Officer added, “Besides improved supply chain synergies, this action will create a leaner, more cost-effective structure by enhancing our leverage of the company’s buying power for goods and services through procurement activities, improved efficiency of capital expenditures, and consolidation of transaction processing.  We will continue to identify opportunities to fundamentally change how we enhance our competitiveness and accelerate the development of new products and services.”

As a result, and in accordance with generally accepted accounting principles, we will incur pre-tax charges and cash expenditures associated with various exit or disposal activities such as lease termination(s), relocation of equipment, employee separation costs and non-cash expenses related to asset write-downs for property, equipment and inventory.  The Company has not completed a full estimate of the costs that will be incurred and won’t be able to provide that information until it has completed further analyses, communicated with its customers and suppliers, and better determined how long concurrent facilities will be required.

Safe Harbor Statement

Item 2.05 of this Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated costs relating to the planned consolidations of the McAllen, Texas assembly operations.  In particular, all of the costs in this Current Report are estimates and are therefore subject to change. These forward-looking statements give the Company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: the timing of the consolidation of the assembly and manufacturing operations; and amounts for cash and non-cash expenses. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

(99.1) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

	By:	/s/ Brian A. Lutes
Name: Brian A. Lutes
Title: Chief Financial Officer

Dated: February 6, 2006